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EXHIBIT 10.12


                            CREDIT FACILITY AGREEMENT

THIS AGREEMENT is made this February 25, 1999

between:

1. FEI COMPANY, having its registered seat at 7451 N.W. Evergreen Parkway, Hillsboro, Oregon, United States of America, 97124-5830,

2. PHILIPS ELECTRON OPTICS INTERNATIONAL B.V., having its registered seat at Achtse Weg Noord 5, 5651 GG, Eindhoven, the Netherlands,

     (the "Borrowers")

     and

3. KONINKLIJKE PHILIPS ELECTRONICS N.V., having its registered seat at Groenewoudseweg 1, 5621 BA Eindhoven, the Netherlands (Lender")

WHEREAS

The Borrowers desire to obtain from the Lender and the Lender has agreed to grant to the Borrowers, a credit facility of 50 million US-Dollars (or its equivalent from time to time in Optional Currencies).

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.   DEFINITIONS

Words and expressions used in this Agreement shall have the following meaning unless the context otherwise requires:

"AGREEMENT" means the present agreement entered into by the Borrowers and the Lender, including the Schedule attached thereto, and any amendment thereto;

"AVAILABLE FACILITY" means the Facility minus the Outstanding Amounts;

"AVAILABLE REVOLVING CREDIT FACILITY" means the Revolving Credit Facility minus the Outstanding Amounts;

"BORROWERS" means either FEI or PEOI, or FEI and PEOI jointly;

"BUSINESS DAY" means a day on which banks are open for business of the nature contemplated in this Agreement in Amsterdam and in the financial center of the relevant currency (the relevant financial center for EUR is deemed to be London);


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EXHIBIT 10.12

"CURRENT ACCOUNT" means the current account (also within the Philips organization referred to as "Intercompany Bank Account" or "IBA") of PEOI denominated in EUR with the Lender;

"DOLLAR AMOUNT" means in relation to a Revolving Advance: (i) if the request for a Revolving Amount is denominated in US-Dollars, the amount specified in that request; or (ii) if such request is denominated in an Optional Currency, the US-Dollars equivalent (at the time the Lender receives such request) of the amount specified in the request;

"DRAWDOWN DATE" means, in respect of a Revolving Advance, the date of the making thereof as (deemed) specified in the relevant request;

"EUR" means the lawful currency of countries participating in the third stage of the Economic and Monetary Union;

"EVENT OF DEFAULT" means any of the events set out in Clause 14 hereunder;

"FACILITY" means the US-Dollars credit facility set out in Clause 2.2 hereunder;

"FEI" means FEI Company;

"FEI GROUP" means FEI and its subsidiaries;

"FINAL MATURITY DATE" means the third anniversary of this Agreement (February 26, 2002);

"INTEREST DETERMINATION DATE" means, in respect of an Interest Period, the day which is two Business Days prior to the first day of such Interest Period;

"INTEREST PAYMENT DATE" means, in relation to any Revolving Advance, the last day of an Interest Period relative thereto;

"INTEREST PERIOD" means, in relation to any Revolving Advance, a period as selected or deemed to have been selected by the Borrowers in accordance with Clause 5.1 hereunder;

"JPY" means the lawful currency of Japan;

"LENDER" means Koninklijke Philips Electronics N.V.;

"NLG" means the lawful legal tender of the Netherlands;

"NOTICE" means a notice of drawdown of a Revolving Advance or a notice requesting a next Interest Period substantially in the form as set out in Schedule A hereto;

"MAXIMUM AMOUNT" means the maximum amount of the Facility as specified in Clause
2.1 hereunder and as may be amended in accordance with Clause 15.1 hereof;


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EXHIBIT 10.12

"OPTIONAL CURRENCIES" means Dutch Guilders (NLG), Euro (EUR) or Japanese Yen
(JPY);

"OUTSTANDING ACCOUNTS" the sum of all Revolving Advances outstanding, the debit balance on the Current Account and the interest due

"PEOP" means Philips Electron Optics International BV;

"REQUIRED AMOUNT" means (i) in the case of US-Dollars drawn under the Revolving Credit Facility, a minimum of 10,000 US-Dollars and a higher whole multiple of US-Dollars 10,000, and (ii) in case of an Optional Currency, such amount as is agreed between the Borrowers and the Lender, or failing agreement, the equivalent of the Required Amounts relevant to the Revolving Credit Facility for US-Dollars;

"REVOLVING ADVANCE" means any revolving advance made or to be made available by the Lender to the Borrowers in any one currency in accordance with the provisions of this Agreement and for the time being outstanding under the Revolving Credit Facility,

"REVOLVING CREDIT FACILITY" means the credit facility as specified in Clause 2.2 hereof;

"TERM" means in relation to a Revolving Advance, the period for which it is to be borrowed, being one, three or six months, ending not later than the Final Maturity Date;

"US-DOLLAR" AND "USD" mean the lawful currency of the United States of America.

2.   THE FACILITY

2.1  AMOUNT

The Lender grants to the Borrowers a total credit facility of 50 million US-Dollars (or its equivalent from time to time in Optional Currencies). This amount may be reduced by FEI in accordance with Clause 15 hereof (partial cancellation).

2.2  REVOLVING CREDIT FACILITY AND CURRENT ACCOUNT

The Facility consists of a revolving credit facility for the Maximum Amount (or its equivalent from time to time in Optional Currencies) (the "Revolving Credit Facility") including a credit facility on the Current Account for the maximum of 10 million US-Dollars. If there is a debit balance on the Current Account, the Available Revolving Credit Facility will be reduced accordingly. The Outstanding Amounts will at no time exceed the Maximum Amount.

PEOI has entered into an agreement with the Lender specifying the terms and conditions applicable to the Current Account.


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EXHIBIT 10.12

2.3  PROCEEDS

The proceeds of the Facility will be used for general corporate business purposes of the FEI Group only and not for the purpose of acquisitions or take-overs.

2.4  COMMITMENT FEE

FEI will pay to Lender a commitment fee of 0.25 per cent (25 basis points) per annum. from day to day during the period starting February 25, 1999 and ending on the Final Maturity Date on the amount to be calculated as follows: the Maximum Facility minus US-Dollars 10 million minus the sum of the Revolving Advances outstanding. If the aggregate of the Revolving Advances outstanding exceeds or equals the Maximum Amount minus 10 million US-Dollars, no commitment fee has to be paid. The commitment fee will be paid to the bank account of the Lender at the end of each period of six (6) months, for the first time in July 1999 (so the first commitment fee will be paid over a period of six months less 55 days) within 5 Business Days upon the written request of the Lender. Such request will contain a specification of the fee to be paid.

3.   CONDITIONS PRECEDENT

The several obligations of the Lender under this Facility shall be expressly subject to the Lender having received, in form and substance satisfactory to the Lender, not later than the date set out in Clause 4.1 on which the Borrower gives a Notice for the drawdown hereunder, evidence of authority of those persons authorized to execute, deliver and perform this Agreement and any notices required hereunder on behalf of the Borrowers.

4.   DRAWDOWN OF REVOLVING ADVANCES

4.1  NOTICE

Revolving Advances will be made by the Lender to FEI or PEOI at the request of the Borrowers (or any one of them), if the following additional conditions are fulfilled:

I. The Lender has received from the relevant Borrower not later than 10:00 a.m. (Amsterdam time) on the third Business Day before the Drawdown Date of the Revolving Advance, a written notice specifying:

     (a) the Drawdown Date of the Revolving Advance, which must be a Business Day ultimately one month before the Final Maturity Date;

     (b)  its amount, which may not result in a breach of Clause 2.2 and so that
          (i) its Dollar Amount must be equal to or less than the Available Revolving Credit Facility and (ii) if its Dollar Amount is less than the Available Revolving Credit Facility, the amount of that Revolving Advance must be the Required Amount;


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EXHIBIT 10.12

     (c)  its currency (in US-Dollars or one of the Optional currencies);

     (d)  its Term, which must be in accordance with clause 4.2;

     (e)  the name of the borrower (either FEI or PEOI);

     (f) details of the bank and account to which FEI wishes the proceeds of that Revolving Advance to be made available.

II. All representations and warranties in this Agreement have been complied with in all material respects as at the date of the request of the Revolving Advance, and would be correct in all material respects if repeated on the Drawdown Date of that Revolving Advance, by reference to the circumstances then existing.

III. No Event of Default has occurred on or before the Drawdown Date of that Revolving Advance and is continuing or will occur as a result of making that Revolving Advance.

IV. The request is duly signed by an authorized person or persons as specified in Schedule B hereto.

Borrowers shall notify the Lender in writing of any change in or withdrawal of the authorization of any person mentioned on Schedule B, notwithstanding their entry in public registers, in default of which notification such change or withdrawal cannot be invoked against the Lender.

4.2  TERM

The Term of a Revolving Advance shall begin on the Drawdown Date of that Revolving Advance and shall have a duration of one, three or six months, or a period of less than six months ending on the Final Maturity Date, as selected by the relevant Borrower in the notice requesting that Revolving Advance, except that the Borrowers may not select a Term ending after the Final Maturity Date.

4.3  SUBSTITUTION OF BALANCE ON CURRENT ACCOUNT INTO REVOLVING ADVANCE

Revolving Advances will be deemed requested by PEOI and deemed made by the Lender to PEOI if the debit balance on the Current Account is exceeding the equivalent of US-Dollars 10 million for more than 5 consecutive Business Days under the following conditions:

I.

     (a) the Drawdown Date of the Revolving Advance, being a Business Day before the Final Maturity Date, is the day on which the balance on the Current Account is exceeding the equivalent of US-Dollars 10 million for 5 consecutive Business Days (the "Overdrawn Date");


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EXHIBIT 10.12

     (b) the amount of such Revolving Advance will be a minimum of EUR 10,000, or such higher whole multiple of EUR 10,000 that the amount of the Revolving Advance will not exceed the debit balance on the Current Account on the Overdrawn Date minus the equivalent of US-Dollars 10 million,

     (c) its Term will be one month; provided that such Revolving Advance does not result in a breach of Clause 2.2;

II. All representations and warranties in this Agreement have been complied with in all material respects as at the date of the request of the Revolving Advance, and would be correct in all material respects if repeated on the Drawdown Date of that Revolving Advance, by reference to the circumstances then existing.

III. No Event of Default has occurred on or before the Drawdown Date of that Revolving Advance and is continuing or will occur as a result of making that Revolving Advance.

If a Revolving Advance is made in accordance with this Clause, the Current Account will be credited on the Overdrawn Date for the amount of such Revolving Advance deemed made.

5.   INTEREST

5.1  INTEREST PERIODS REVOLVING ADVANCES

Each Revolving Advance shall bear interest calculated by reference to the successive Term of that Revolving Advance.

FEI shall notify its selection as to the duration of each Interest Period, in the Notice relative to the Revolving Advance (in case of the first Interest period of the Revolving Advance) and subsequently by Notice in writing to the Lender to be received by it not later than 10:00 am. (Amsterdam time) on the third Business Day prior to the first day of each subsequent Interest Period, provided that if FEI fails to give notice of its selection in relation to the duration of an Interest Period, such duration shall be of one month and further provided that:

(a) the first Interest Period in respect of each Revolving Advance shall commence on the Drawdown Date referred to in Clause 4.1 sub I and shall end upon the expiry of the period selected or otherwise determined in accordance with this sub-Clause;

(b) each subsequent Interest Period shall commence on the last day of the preceding Interest Period,

(c) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless such succeeding Business Day falls in another calendar month in which event that Interest Period shall end upon the immediately preceding Business Day;


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EXHIBIT 10.12

(d) if an Interest Period is extended or shortened by application of the preceding paragraph, the following Interest Period shall end on the day on which it would have ended if the preceding Interest Period had not been so extended or shortened;

(e) any Interest Period which commences on a day of a calendar month (whether the last day or another day) for which there is no numerically corresponding day in the month in which the relevant Interest Period should end shall, subject to paragraph (_), end on the last Business Day of such month; and

(f)  no Interest Period shall extend beyond the Final Maturity Date.

5.2  INTEREST REVOLVING ADVANCES

The rate of interest applicable to each Revolving Advance for each Interest Period relative thereto shall be the aggregate of the rate per annum which appears on the Interest Determination Date in London on the relevant page of the Telerate Service designated for the display of London Interbank Offered Rate for that Term in the currency in which the Revolving Advance to which that Term relates is to be denominated plus 0.75% (75 basis points).

Interest in relation to a Revolving Advance shall be payable on each Interest Payment Date relative thereto.

Interest shall accrue from day to day and shall be computed on the basis of a year of 360 days.

5.3  INTEREST CURRENT ACCOUNT

The rate of debit interest applicable to the Current Account shall be the aggregate of the rate per annum. which appears on the relevant page of the Telerate Service designated for the display of London Interbank Offered Rate for a period of one week in the currency in which the Current Account is denominated plus 0.75% (75 basis points).

The rate of credit interest on a day to day basis applicable to the Current Account shall be the "LIBID" rate for a period of one week in the currency in which the Current Account is denominated (approximately London Interbank Offered Rate minus 0.125% (12.5 basis points).

Interest in relation to the Current Account shall be automatically debited or credited as the case may be from or to the Current Account at the end of each month (a month in this respect win be a month as determined by the 'Philips Concern Calendar', attached as Schedule F). On the request of the Borrowers, the Lender will inform them timely of such periods not covered by Schedule F. The Lender will give a specification of the interest (to be) paid.

Interest shall accrue from day to day and shall be computed on the basis of a year of 365 days.


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EXHIBIT 10.12

5.4  DETERMINATION OF INTEREST

Each determination of the rate of interest by the Lender hereunder shall be in writing and shall in the absence of manifest error be conclusive and binding upon the Borrowers.

5.5  DEFAULT INTEREST

The rate of interest on a day to day basis applicable to a Revolving Advance not paid when (declared) due hereunder shall be the aggregate of the interest rate applicable to such Revolving Advance plus one percent (100 basis points).

The rate of interest on a day to day basis applicable to any other amount not paid when (declared) due hereunder shall be the aggregate of the interest rate specified in Clause 5.3 plus one percent (100 basis points).

6.   REPAYMENT

6.1  NORMAL REPAYMENT

The Facility shall be repaid in the respective currencies of the Revolving Advances in full on the Final Maturity Date, unless it is prepaid earlier in accordance with the provisions of this Agreement.

6.2      PREPAYMENT

(a) The Borrowers may prepay any part of all of the outstanding Revolving Advances in the several currencies at any one time, without premium or penalty at any time, if they give to the Lender not less than 5 Business Days written notice of the Revolving Advance(s) to be prepaid and the date and amount of the prepayment. Any such prepayment must be accompanied by accrued interest on the amount prepaid and by any other sum then due pursuant to this Agreement.

(b) Any notice of intention to make a prepayment shall be irrevocable and shall oblige the Borrowers to make such prepayment on the relevant Interest Prepayment Date.

(c) As the Credit Facility is revolving, any amount prepaid before the Final Termination Date will remain available for reborrowing on the terms and conditions of this Agreement.

7.   PAYMENTS

All payments to be made hereunder by the Borrowers or the Lender shall be. made in the relevant currency to the relevant account on the date upon which the RELEVANT PAYMENT is due by credit to the account numbers as specified in Schedule C HERETO, OR, as the case may be, such other accounts and/or banks as the parties may from time to time agree upon.

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EXHIBIT 10.12

8.   TAXES

Subject as hereinafter provided, all payments to be made by the Borrowers hereunder (whether of principal, interest or otherwise) shall be made FREE AND clear of and without any deductions or withholdings whatsoever, save and to the extent required by applicable law.

If the Borrowers are compelled by law to make any such deduction or withholding, they shall ENSURE THAT such deduction or withholding does not exceed the minimum liability therefor and shall promptly pay to the Lender such additional amount as is necessary to ensure that the net amount received and retained by the Lender is equal to the amount payable by the Borrowers had there been no deduction or withholding.

9.   ILLEGALITY

Notwithstanding any other provision herein, if any change in law, regulation or treaty or in the official interpretation or application thereof by any competent authority or any competent court shall make it unlawful for the Lender to make or to fund or continue to fund a Revolving Advance or part THEREOF, THEN the Lender shall be entitled by written notice thereof to the Borrowers, to declare that its participation in the relevant Revolving Advance shall be terminated forthwith or upon expiry of any legally admissible delay, whereupon the Borrowers shall prepay such Revolving Advance TOGETHER WITH accrued interest thereon, whereupon the Facility shall be reduced to the then outstanding Revolving Advances.

Notwithstanding the provisions of the Dutch law in this respect, the Lender will make its best efforts in the occurrence of any of the events mentioned in this Clause 9 to secure, in agreement with the Borrowers, a satisfactory solution which would make the reduction of the Facility unnecessary.

10.  REPRESENTATIONS AND WARRANTIES

The Borrowers hereby REPRESENT AND warrant to and for the benefit of the Lender that:

10.1 FEI is a legal entity duly incorporated in the State of Oregon and validly organized under the laws of the State of Oregon and has the corporate power to carry on its business as it is now being conducted;

10.2 PECII is a limited liability body duly incorporated in the Netherlands and validly existing under the laws of the Netherlands and has the corporate power to carry on its business as it is now being conducted;


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EXHIBIT 10.12


10.3 each of the Borrowers has the corporate power and authority to enter into and perform its obligations under this Agreement and has taken all necessary action to authorize the making of the drawdown upon the terms and conditions of this Agreement and to authorize the execution and performance of this Agreement in accordance with its respective terms;

10.4 this Agreement constitutes legal, valid and binding obligations of the Borrowers fully enforceable against them in accordance with its respective terms and the terms thereof have been (or will be where applicable) complied with by the Borrowers in all material respects, the same will constitute legal, valid and binding obligations of the Borrowers enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally,

10.5 the execution, delivery and performance by the Borrowers of this Agreement do not and will not violate in any respect any provision of the articles of incorporation of FEI and/or PEOI;

10.6 no litigation, arbitration or administrative proceedings are at present current or pending or, to the knowledge of the Borrowers, threatened which would have a material adverse effect on their ability to perform and comply with their respective obligations under this Agreement;

10.7 no Event of Default and no other event which, with the giving of notice or lapse of time or both, might constitute an Event of Default has occurred and is continuing.

11.  DEFINITIONS WITH RESPECT TO FINANCIAL RATIOS

The following expressions used in this Clause II and Clause 13 shall be construed in accordance with US Generally Accepted Accounting Principles but so that:

"INTEREST EXPENSE" in relation to any fiscal year of FEI Group, means the consolidated interest expense under US Generally Accepted Accounting Principles as shown or determined from the Financial Statements for such fiscal year, and in relation to the 12 month period ending at the end of each quarter means the consolidated interest expense under US Generally Accepted Accounting Principles as shown or determined from the Financial Statements for such period.

"INCOME FROM OPERATIONS" in relation to any fiscal year of FEI Group, means income (loss) Before Taxes plus or minus the sum of the amounts for such fiscal year included in determining such income (loss) Before Taxes of (A) consolidated interest expense, (B) amortization of intangibles arising from the merger of PEOI with FEI and the acquisition of Micrion by FEI Group for that fiscal year and (C) unusual and non-recurring items for that fiscal year including (a) write-off of in-process research and development, (b) other non cash costs of mergers and acquisitions activity relating to the merger of PEOI with FEI and the acquisition of Micrion (c) restructuring and reorganization costs (d) other non-recurring non-cash losses/gains and charges


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EXHIBIT 10.12

(e) extraordinary items (i) cumulative effects of a change in accounting principles, all as determined in accordance with US Generally Accepted Accounting Principles, and in relation to the 12 month period ending at the end of each quarter, means income (loss) Before Taxes plus or minus the sum of the amounts for the previous four quarters included in determining such income
(loss) Before Taxes of (A) consolidated interest expense, (B) amortization of intangibles arising from the merger of PEOI with FEI and the acquisition of Micrion by FEI Group for the previous four quarters and (C) unusual and non-recurring for the previous four quarters items including (a) write-off of in-process research and development, (b) other non cash costs of mergers and acquisitions activity relating to the merger of PEOI with FEI and the acquisition of Micrion (c) restructuring and reorganization costs (d) other non-recurring non-cash losses/gains and charges (e) extraordinary items (ii) cumulative effects of a change in accounting principles, all as determined in accordance with US
Generally Accepted Accounting Principles, all as shown in or determined from the Financial Statements for the relevant period.

"STOCKHOLDERS' EQUITY" at any time means the aggregate (expressed in US-Dollars) at such time of the total shareholders' equity as shown in or determined by the Financial Statements for the relevant period.

"TOTAL CAPITALIZATION" at anytime means the aggregate at such time of Total Debt and Stockholders' Equity as shown in or determined by the Financial Statements for the relevant period.

"TOTAL DEBT" at any time means the aggregate (expressed in US-Dollars) of (i) all long term liabilities expressed as being due after one or more years from the relevant balance sheet date, excluding for this purpose all such liabilities classified as "other liabilities (non-interest-bearing)" or "deferred income taxes" plus (ii) all current liabilities but excluding for this purpose all such liabilities classified as "non-interest-bearing debt"; all as shown in or determined from the Financial Statements for the relevant period.

"AUDITORS' CERTIFICATE" means a certificate by the auditors of FEI as to the amount of Interest Expense, Income from Operations, Stockholders' Equity, and Total Debt at any date and shall be final and conclusive except for manifest error.

"FINANCIAL STATEMENTS" mean the annual audited consolidated financial statements of FEI Group or the quarterly unaudited consolidated financial statements of FEI Group as filed at the SEC (form "10 Q" or "10K"), all expressed in US-Dollars and prepared in accordance with US Generally Accepted Accounting Principles.


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EXHIBIT 10.12

12.  COVENANTS

12.1 FEI hereby covenants and agrees, so long as any amounts remain outstanding hereunder or, in the event that there are no such amounts outstanding, so long as this Agreement remains in effect that:

     (a) as soon as available but not later than 50 days after the end of each quarter (beginning with the current one) and with the exception of each fourth quarter of the year, FEI will deliver to the Lender the Financial Statements as at the end of and for that quarter together with copies of the related SEC report "10 Q";

     (b) as soon as available but not later than 95 days after the end of each fiscal year (beginning with the current one), FEI will deliver to the Lender its Financial Statements (and one copy of its annual report) as at the end of and for that financial year together with copies of the related SEC reports "10 K" and the related auditors' report.

12.2 Borrowers hereby covenant and agree, so long as any amounts remain outstanding hereunder or, in the event that there are no such amounts outstanding, so long as this Agreement remains in effect that:

     (a) each of the Borrowers shall duly perform and observe all its obligations under this Agreement and promptly inform the Lender of any circumstance having or which could have a material adverse effect on its ability to perform its obligations hereunder,

     (b) the Borrowers shall notify the Lender in writing of any Event of Default and of the steps being taken to remedy such Event of Default forthwith upon becoming aware of the occurrence thereof.

13.  GUARANTEE AND OTHER CONDITIONS

The Borrowers acknowledge that the Lender has agreed to make the Facility available to the Borrowers in reliance on the following guarantee and covenants:

13.1 the Borrowers hereby jointly and severally unconditionally and irrevocably guarantee to the Lender due and punctual payment of the principal of and interest on the Revolving Advances and the Current Account and all other sums due under this Agreement when and as the same shall become due and payable, whether a Revolving Advance is drawn by FEI or PEOI.


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EXHIBIT 10.12

13.2 FEI shall be subrogated to all rights of the Lender against PEOI in respect of any amounts paid by FEI pursuant to the provisions of this guarantee, provided, however, that FEI shall not be entitled to enforce or to receive any payments arising out of, or based upon, such rights of subrogation. until all the principal of and interest on the Revolving Advances and the Current Account shall have been paid in full or duly provided for.

13.3 the Borrowers jointly and severally undertake that, so long as any sum remains to be payable by it under this Agreement:

(a) their payment obligations under this Agreement rank and will at all times rank at least equally and ratable in all respects (Pari passu) with all their other unsecured and unsubordinated indebtedness for borrowed money except for such indebtedness preferred only by mandatory provisions of law.

(b) they will not create or have outstanding any security for their indebtedness for borrowed money on or over the Borrowers' assets except for: (i) the securities listed in Schedule D hereto (ii) any security existing on or over assets acquired by the Borrowers from a Subsidiary not created in contemplation of or in connection with the acquisition of those assets by the Borrowers, (iii) to the extent that any off-balance sheet financing of itself constitutes security over any assets of the Borrowers, that security over such assets, (iv) to the extent that any discounting, factoring or other disposal of any book debts or receivables of themselves constitutes security over such book debts or receivables, that security over such book debts or receivables, (v) securities directly relating to advance payments, received with a maximum of USD 3 million at any time,
     (vi) any other security created or outstanding with the prior consent of the Lender, (vii) any rights of set-off arising by operation of law only or in the ordinary course of banking other than rights of set-off arising pursuant to an agreement relating to indebtedness for borrowed money having an initial maturity of more than 1 year entered into after the date of this Agreement.

(c) FEI will with each set of the Financial Statements delivered under Clause 12 sub 1 deliver to the Lender an Auditors' Certificate confirming compliance with Clause 13.4 as at the end of a fiscal year or a certificate signed by the Chief Executive Officer or Chief Financial Officer of FEI confirming compliance with Clause 13.4. Each such certificate will set out in reasonable detail and in a form reasonably satisfactory to the Lender the computations necessary to demonstrate such compliance. A draft of such certificate is attached as Schedule E.


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EXHIBIT 10.12

13.4 The Borrowers will jointly and severally ensure that, based on the Financial Statements and per the date to which they relate, as any sum remains to be lent to or remains payable under this Agreement:

     (a) the Stockholders' Equity will in the year 1999 not be less than US-Dollars 92 million;

     (b) the Stockholders' Equity will in the year 2000 and 2001 not be less than US Dollars 100 million;

     (c) the ratio of Stockholders Equity to Total Capitalization will be more than 1 to 2;

     (d) the ratio of Income from Operations to Interest Expense will not in respect of any financial year of the FEI Group, or any 12 month period ending on the last day of a quarter, be less than 4 for the first and second quarter of 1999 and thereafter not less than 6.

     If FEI Group acquires assets for an amount exceeding 25% of its Stockholders' Equity according to its latest Financial Statements before such acquisition, the Borrowers may request the Lender to adjust the minimum ratios mentioned under 13.4 sub (d) to reflect such acquisition.

13.5 FEI will not dispose and will procure that none of its subsidiaries (including PEO) will, except with the consent of the Lender (disregarding disposals in the ordinary course of business and any sale, lease, transfer or other disposal of any of its revenues or its assets on an arm's length basis for fair market value and the payment of lawful dividends) sell, lease, transfer, lend (other than the lending of cash to any of its subsidiaries) or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any material part of its respective business, revenues or assets ("material" in this context means a sale, lease, transfer, loan or disposal of any part of its business, assets or revenues which, by itself (in the case of a single transaction) or which aggregated (in the case of a number of related transactions), is more than 10 percent of the revenues or assets of the FEI Group taken as a whole or, in any case, the disposal of which (alone or so aggregated) would have a material adverse effect on any Borrower's ability to perform or comply with its obligations under this Agreement).

13.6 FEI will ensure that there is no material change in the nature of the business of the FEI Group taken as a whole (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise) which has or could have a material adverse effect on any Borrower's ability to perform and comply with its obligations under this Agreement.

EXHIBIT 10.12

14.  EVENTS OF DEFAULT

The following are Events of Default:

(a) Non-payment: The Borrowers do not pay in the manner provided in this Agreement (i) any principal payable under it when due, unless the Borrowers satisfy the Lender that non-payment is due solely to administrative error (whether by the Borrowers or a bank involved in transferring funds to the Lender) and payment is made within 5 Business Days after written notice of that non-payment has been given to it by the Lender or (ii) any other sum payable under it within 10 Business Days after written notice of that non-payment has been given to it by the Lender.

(b) Breach of Representation or Warranty: Any representation or warranty by the Borrowers pursuant to Clause 10 is not complied with in any material respect or is or proves to have been incorrect, in any material respect, when made.

(c) Breach of Other Obligation: The Borrowers do not perform or comply in any material respect with any one or more of their other obligations under this Agreement and, if that default is capable of remedy, it is not remedied within 30 days after written notice of that default has been given to it by the Lender.

(d) Cross Default: Any other indebtedness of the Borrowers in respect of borrowed money and forming part of its Total Debt (i) is payable (whether automatically under the provisions of any agreement relating to that indebtedness or as a result of any declaration or the Eke made under any such agreement) before its normal maturity by reason of any actual default or event of default, however described, and is not paid on becoming so payable or within any applicable grace period unless it is being contested in good faith by appropriate means or (ii) is not paid by reason of the actual default of the Borrowers when due nor within any applicable grace period in any agreement relating to that indebtedness unless it is being contested in good faith by appropriate means, except in any such case where the Borrowers is prevented, directly or indirectly, by any government or other authority from fulfilling the relevant obligation. However, no Event of Default will occur under this Clause 14 (d) unless the amount of the indebtedness for borrowed money in respect of which any event mentioned in this Clause 14 (d) has occurred equals or exceeds US-Dollars 5 million or its equivalent in other currencies (as reasonably determined by the Lender).

EXHIBIT 10.12


(e) INSOLVENCY: FEI or PEOI is (or is deemed by law or a court to be) insolvent (including a faillissement (within the meaning of the Netherlands' bankruptcy act) or unable to pay its debts or one of the Borrowers stops, suspends or threatens to stop or suspend payment of all or a material part of its indebtedness (including a surse'ance van betaling, within the meaning of the Netherlands' bankruptcy act), begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all of its indebtedness (or of any material part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of the indebtedness of the Borrowers.

(f) WINDING-UP: An order is made or an effective resolution is passed for the winding-up of one of the Borrowers.

(g) ANALOGOUS EVENTS: Any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any event mentioned in Clause 14 (e).

(h) CHANGE OF CONTROL: The Lender has given written notice to FEI that it ceases to own directly or indirectly more than 50 per cent of the issued equity share capital of FEI. However, no Event of Default will occur under this clause 14 (h) unless 120 days have elapsed since the Lender ceased to own directly or indirectly more than 50 per cent of the issued equity share capital of FEI, or since the relevant written notice, whichever is latest.

(i) CHANGE IN RELATIONSHIP BORROWERS: FEI ceases to own directly or indirectly 100 per cent of the issued equity share capital of PEOI, unless such reduction is approved beforehand in writing by the Lender.

If at any time and for any reason (and whether within or beyond the control of any party to this Agreement) any Event of Default has occurred then at any time thereafter, the Lender shall by written notice to the Borrowers declare all Outstanding Amounts, all unpaid accrued interest or fees and any other sum then payable under this Agreement to be immediately due and payable, whereupon they shall become so due and payable, unless the event which constitutes the Event of Default is remedied before the Lender has sent the aforementioned notice and the Lender is informed of such remedy by the Borrowers in writing before the Lender sent such notice.

EXHIBIT 10.12

However, if the Event of Default as referred to under Clause 14 (e) or 14 (g) is capable of being cured, the Outstanding Amounts, all unpaid accrued interest or fees and any other sum then payable under this Agreement, shall become due and payable 5 days after the notice to declare all such amounts due and payable has been sent by the Lender, unless the Lender explicitly mentions a different period in such notice, and unless FEI Group did not meet the ratios mentioned in Clause 13.4, based on latest monthly management report as FEI submits to the Lender each month, in which case all amounts outstanding as referred to win become due and payable immediately. If an Event of Default as referred to under Clause 14 (e) or 14 (g) has occurred, no Revolving Advances or draw downs form the Current Account will be possible till such Event of Default is cured, unless approved by the Lender beforehand.

At any time after such occurrence the Lender may, by notice in writing to the Borrowers, declare that the Facility is cancelled and that all amounts outstanding thereunder, if any, are immediately due and payable, together with interest thereon and any other costs, charges and expenses. Such declaration shall be effective forthwith.

The Borrowers jointly and severally under-take to indemnify the Lender against any reasonable direct loss or expenses which any of them may sustain or incur as a consequence of the occurrence of any Event of Default hereunder.

15.  CANCELLATION BY BORROWERS

15.1 NOTICE OF CANCELLATION

     FEI may declare on behalf of the Borrowers in writing that the Facility is cancelled in full or in part. If the Facility is cancelled in part, such notice shall state the new Maximum Amount (in US-Dollars). The cancellation will be effective on the date mentioned in the notice ("Cancellation date"). The Cancellation Date should be at least five (5) Business Days after receipt by the Lender of such notice.

15.2 PARTIAL CANCELLATION

     A partial cancellation will only become effective if on the Cancellation Date the Outstanding Amounts are less than the proposed amended Maximum Amount.

15.3 CANCELLATION IS IRREVOCABLE

     Any cancellation in accordance with this article 15 will be irrevocable. Any reduction of the Maximum Amount made in accordance with this Clause 15, will not be available for reborrowing.

EXHIBIT 10.12

16   MISCELLANEOUS

16.1 Expenses

The Borrowers and the Lender will pay their own costs and expenses (including taxes thereon and legal fees) incurred in connection with the preparation, negotiation or entry into this Agreement and/or any amendment of, supplement to or waiver in respect of this Agreement.

Where any repayment of principal by the Borrowers is made on a day which is not an Interest Payment Date, the Borrowers shall pay all such amounts as shall be necessary to compensate the Lender for any direct loss or expenses incurred by it for the remainder (if any) of the then current Interest Period(s) as a result of such prepayment unless such prepayment is made in compliance with Clause 6.2 sub (a) and the certificate of the Lender as to such amounts shall be conclusive and binding on the Borrowers save for manifest error.

16.2 LAW AND JURISDICTION

This Agreement shall be governed by and construed in all respects in accordance with the laws of The Netherlands. The Borrowers hereby irrevocably submit, in respect of any suit, action or proceeding arising out of this Agreement, to the non-exclusive jurisdiction of the Courts of the Netherlands.

16.3 REMEDIES AND OTHER WAIVERS

Save as otherwise provided in this Agreement no failure to exercise nor any delay in exercising on the part of any Lender any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

16.4 ENTIRE AGREEMENT AND SCHEDULES

This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof as of the date of this Agreement and supersedes all prior agreements, negotiations, representations and proposals whether written or oral with respect to the credit facility contemplated herein. The Appendices to this Agreement are incorporated in full in this Agreement and form part thereof.

EXHIBIT 10.12

16.5 COMMUNICATIONS

All notices (including Notices), requests, demands or other communications to or upon the parties hereto shall be in writing and deemed to have been duly given or made when delivered (in the case of personal delivery or letter) and when dispatched to the party to which the same is required or permitted to be Oven under this Agreement, addressed as follows:


IF TO THE LENDER:
Koninklijke Philips Electronics N.V. as well as to:    Koninkfijke Philips Electronics N.V.
Corporate Treasury Department                          Corporate Treasury Department
Attn: Mr. Jan Maarten Ingen Housz                      Attn: Mrs Laura Munisteri
Building HRT-28                                        Building HRT-28
Rembrandt Tower, Amstelplein 1                         Rembrandt Tower, Amstelplein 1
P.O. Box 77900                                         P.O. Box 77900
1070 MX Amsterdam                                      1070 MX Amsterdam
The Netherlands                                        The Netherlands
Tel: 3120 59 77 350                                    Tel: 3120 59 77 363
Fax: 3120 59 77 357                                    Fax: 3120 59 77 370

IF TO THE BORROWERS:
FEI Company as well as to:                             FEI Company
Attn: Mr. Mark V. Allred                               Attn: Mr. Derek Garrett
7451 N.W. Evergreen Parkway,                           7451 N.W. Evergreen Parkway,
Hillsboro, Oregon, 97124-5830,                         Hillsboro, Oregon, 97124-5830,
United States of America                               United States of America
Tel: 1503 844 2666                                     Tel: 1503 844 2699
Fax: 1503 726 2720                                     Fax: 1503 726 2720

As well as to:
Philips Electron Optics International B.V. and         Philips Electron Optics International B.V.
Attn: Mr. Michel G. van Woesik                         Attn: Mr. Nico. H.W. Vrijenhoek
Achtseweg Noord 5                                      Achtseweg Noord 5
P.O. Box 218                                           P.O. Box 218
5600 NID Eindhoven                                     5600INID Eindhoven
The Netherlands                                        The Netherlands
Tel: 3140 276 63 47                                    Tel: 3140 276 60 34
Fax: 3140 276 6164                                     Fax: 3140 276 6164
Building AAE Philips                                   Electron Optics International B.V.


17.  NOVATION

17.1 This Agreement shall benefit and bind the parties, their assignees and their respective successors. Any reference in this Agreement to any party shall be construed accordingly.

EXHIBIT 10.12

17.2 The Borrowers may not novate or assign its rights or obligations under this Agreement without the prior written approval of the Lender.

17.2 The Lender may novate or assign its rights or obligations under this Agreement to a group company of the Lender (in the sense of article 2:24b of the Dutch Civil Code), unless such novation or assignment will have any adverse effects with respect to (one of) the Borrowers. In the event of an allowed novation or assignment the Borrowers will co-operate to effect such novation or assignment.

EXHIBIT 10.12

IN WITNESS WHEREOF the parties hereto have executed this Agreement as per February 17th, 1999.

FEI COMPANY

__________________________________          ____________________________________
V. Sarkissian                               Mr. Mark V. Allred
Title: Chief Executive Officer              Title: Corporate Controller
Date:                                       Date:


PHILIPS ELECTRON OPTICS INTERNATIONAL B.V.

__________________________________          ____________________________________
Mr. Nico H. W. Vrijenhoek                   Mr. Michel G. van Woesik
Title: General Manager                      Title:   Treasurer
Date:                                       Date:

KONINKLIJKE PHILIPS ELECTRONICS N.V.

__________________________________
Mr. J.M.L.M. Ingen Housz
Title:   Director Philips Corporate Treasury
Date: